THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

AMENDED AND RESTATED 7 % DEBENTURE

Company: Skins, Inc.
Company Address: 1 Newark Street, Suite 25A Hoboken, New Jersey, 07030
Closing Date: June 22, 2009
Maturity Date: March 23, 2010
Principal Amount: $85,000

SKINS, INC., a  corporation duly organized under the laws of Nevada and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the assets or otherwise (the “Company”), for value received, hereby promises to pay to the Holder (as such term is hereinafter defined), or such other Person (as such term is hereinafter defined) upon order of the Holder, on the Maturity Date (as such term is hereinafter defined), the Principal Amount (as such term is hereinafter defined), as such sum may be adjusted as provided herein, and to pay interest thereon with such interest commencing to accrue as of the date of March 23, 2009 and payable upon the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day), at the rate of Seven Percent (7%) per annum (the “Interest Rate”). All interest payable on the Principal Amount of this Debenture shall be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Payment of interest on this Debenture shall be in cash only.  This Debenture may not be prepaid without the written consent of the Holder.

ARTICLE 1
DEFINITIONS

SECTION 1.1 Definitions.  The terms defined in this Article whenever used in this Debenture have the following respective meanings:

(i) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(ii) “Bankruptcy Code” means the United States Bankruptcy Code of 1986, as amended (11 U.S.C. §§ 101 et. seq.).

(iii) “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

(v) “Closing Date” means the closing date set forth in the first paragraph of this Debenture.

                       (vi) “Debenture” or “Debentures” means this Amended and Restated Debenture of the Company or such other debenture(s) exchanged therefore as provided in Section 2.1.

 (vii) “Event of Default” has the meaning set forth in Section 5.1.

(viii) “Holder” means Tangiers Investors, LP, any successor thereto, or any Person to whom this Debenture is subsequently transferred in accordance with the provisions hereof.

(ix)  “Market Disruption Event” means any event that results in a material suspension or limitation of trading of the Common Shares.

(x) “Maturity Date” means the maturity date set forth in the first paragraph of this Debenture.

(xi) “Maximum Rate” has the meaning set forth in Section 5.3.

(xii) “Person” means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

(xiii) “Principal Amount” means, for any date of calculation, the principal sum set forth in the first paragraph of this Debenture (including all amounts represented by  any cash advances made by Holder to the Company.

(xiv) “SEC” means the United States Securities and Exchange Commission.

(xv) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

                       (xvi) “Securities Purchase Agreement” means that certain Securities Purchase Agreement of even date herewith by and among the Company and Holder, as the same may be amended from time to time.

(xvii) “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

 All references to “cash” or “$” herein means currency of the United States of America.

ARTICLE 2
EXCHANGES, TRANSFER AND REPAYMENT

SECTION 2.1 Registration of Transfer of Debentures. This Debenture, when presented for registration of transfer, shall (if so required by the Company) be duly endorsed or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed, by the Holder duly authorized in writing.

SECTION 2.2 Loss, Theft, Destruction of Debenture.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid Principal Amount dated as of the date hereof This Debenture shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Debenture and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

SECTION 2.3 Who Deemed Absolute Owner.  The Company may deem the Person in whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Debenture (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the Principal Amount of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary.  All such payments shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid.

SECTION 2.4 Repayment at Maturity.  At the Maturity Date, the Company shall repay the outstanding Principal Amount of this Debenture in whole in cash, together with all accrued and unpaid interest thereon, in cash, to the Maturity Date.

ARTICLE 3
STATUS; RESTRICTIONS ON TRANSFER

SECTION 3.1 Status of Debenture.  This Debenture constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to general principles of equity and to principles of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally.

SECTION 3.2 Restrictions on Transfer.  This Debenture has not been registered under the Securities Act.  The Holder by accepting this Debenture agrees that this Debenture a may not be assigned or otherwise transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Debenture or (ii) a registration statement relating to this Debenture or such shares has been filed by the Company and declared effective by the SEC.

ARTICLE 4
COVENANTS

SECTION 4.1 Notice of Default.  If any one or more events occur which constitute or which, with notice, lapse of time, or both, would constitute an Event of Default, the Company shall forthwith give notice to the Holder, specifying the nature and status of the Event of Default or such other event(s), as the case may be.

SECTION 4.2 Payment of Obligations.  So long as this Debenture shall be outstanding, the Company shall pay, extend, or discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

SECTION 4.3 Compliance with Laws.  So long as this Debenture shall be outstanding, the Company shall comply with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except for such noncompliance which would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries.

            SECTION 4.6 No Impairment.  Except and to the extent waived or consented to by the Holder or as otherwise permitted under the terms hereof, the Company will not, by amendment of its Certificate of Incorporation or similar corporate charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Debenture and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

ARTICLE 5
EVENTS OF DEFAULT; REMEDIES

SECTION 5.1 Events of Default.  “Event of Default” wherever used herein means any one of the following events:

(i) the Company shall default in the payment of principal of or interest on this Debenture as and when the same shall be due and payable and, in the case of an interest payment default, such default shall continue for three (3) Business Days after the date such interest payment was due, or the Company shall fail to perform or observe any other covenant, agreement, term, provision, undertaking or commitment under this Debenture and such default shall continue for a period of five (5) Business Days after the delivery to the Company of written notice that the Company is in default hereunder or thereunder;

(ii) any of the representations, warranties, or covenants made by the Company herein Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture shall be false or misleading in a material respect on the Closing Date;

(iii) under the laws of any jurisdiction not otherwise covered by clauses (iv) and (v) below, the Company or any Subsidiary (A) becomes insolvent or generally not able to pay its debts as they become due, (B) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (C) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar person for it or for any substantial part of its properties and assets, and in the case of any such official proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of sixty (60) calendar days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs or (D) takes any corporate action to authorize any of the above actions;

(iv) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues and is unstayed and in effect for a period of sixty (60) calendar days;

(v) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as and when they become due, or the taking of corporate action by the Company in furtherance of any such action;

(vi) a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Company and remains undischarged for a period (during which execution shall be effectively stayed) of thirty (30) days, provided that the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds One Hundred Thousand Dollars ($100,000);

(vii) it becomes unlawful for the Company to perform or comply with its obligations under this Debenture in any respect;

(viii) the Common Shares shall no longer be traded in the over the counter market via the NASDAQ OTCBB (the “Trading Market” or, to the extent the Company becomes eligible to list its Common Stock on any other national security exchange or quotation system, upon official notice of listing on any such exchange or system, as the case may be, it shall be the “Trading Market”) or suspended from trading on the Trading Market, and shall not be reinstated, relisted or such suspension lifted, as the case may be, within five (5) days;

(ix) the Company shall fail to timely file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise required by the Exchange Act; or

(x) the Company shall default (giving effect to any applicable grace period) in the payment of principal or interest as and when the same shall become due and payable, under any indebtedness, individually or in the aggregate, of more than Fifty Thousand Dollars ($50,000).

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.  If an Event of Default occurs and is continuing, then and in every such case the Holder may, in Holder’s sole and absolute discretion, by a notice in writing to the Company, declare that any or all amounts owing or otherwise outstanding under this Debenture are immediately due and payable and upon any such declaration this Debenture or such portion thereof, as applicable, shall become immediately due and payable in cash at a price of one hundred fifty percent (150%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of payment; provided, however, in the case of any Event of Default described in clauses (iii), (iv), (v) or (vii) of Section 5.1, all amounts owing or otherwise outstanding under this Debenture automatically shall become immediately due and payable without the necessity of any notice or declaration as aforesaid.  In the event that the Company is obligated to pay any amount to the Holder in connection with an acceleration of the maturity of this Debenture as set forth herein, the Company shall first apply against such amount an amount equal to the outstanding amount owed by the Holder to the Company under the Promissory Note, if any, and the amount otherwise owed by the Company to the Holder in connection with an acceleration of the maturity of this Debenture shall be reduced by the outstanding amount owed by the Holder to the Company under the Promissory Note, with the Promissory Note deemed paid by Holder to the extent of and with respect to such amount, and if the amount due from the Company to the Holder in connection with an acceleration of the maturity of this Debenture is equal to or greater than the outstanding amount owed under the Promissory Note, the Company shall cancel and deem the Promissory Note as paid in full in connection with the application of the amount owed by the Holder to the Company under Promissory Note against the amount otherwise owed by the Company to the Holder hereunder.  The Company shall immediately pay in cash to the Holder any remaining amount owed by the Company to the Holder in connection with the acceleration of the maturity of this Debenture as described herein, after the application of the outstanding amount owed under the Promissory Note, if any, to such obligation.

SECTION 5.3 Maximum Interest Rate. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Holder in accordance with any applicable law (the “Maximum Rate”), the rate of interest applicable to this Debenture shall be limited to the Maximum Rate.  To the greatest extent permitted under applicable law, the Company hereby waives and agrees not to allege or claim that any provisions of this Debenture could give rise to or result in any actual or potential violation of any applicable usury laws.

SECTION 5.4 Remedies Not Waived.  No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

SECTION 5.5 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture, that the Holder shall be entitled to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE 6
MISCELLANEOUS

SECTION 6.1 Notice of Certain Events.  In the case of the occurrence of any event of a reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the Company, the Company shall cause to be mailed to the Holder of this Debenture at its last address as it appears in the Company’s security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days’ notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice thereof, including, if applicable, the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective.

SECTION 6.2 Register.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Debenture.  Upon any transfer of this Debenture in accordance with Articles 2 and 3 hereof, the Company shall register such transfer on the Debenture register.

SECTION 6.3 Withholding.  To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Debenture.

SECTION 6.4 Transmittal of Notices.  Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

(1)           If to the Company, to:

Skins, Inc.
1 Newark Street, Suite 25A
Hoboken, New Jersey, 07030
Telephone: (201) 377-5502
Facsimile: (212) 656-1788

(2)           If to the Holder, to:

Tangiers Capital, LLC
1446 Front St. Suite 400
San Diego, CA 92101
Telephone: (424) 832-3213
Facsimile: (619) 566-2011

Each of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 6.4.

SECTION 6.5 Attorneys’ Fees.  Should any party hereto employ an attorney for the purpose of enforcing or construing this Debenture, or any judgment based on this Debenture, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

SECTION 6.6 Governing Law.  This Debenture shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflicts of laws principles).  With respect to any suit, action or proceedings relating to this Debenture, the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of California sitting in Los Angeles and the United States District Court located in the City of Los Angeles and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Debenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

SECTION 6.7 Waiver of Jury Trial. To the fullest extent permitted by law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Debenture or any other document or any dealings between them relating to the subject matter of this Debenture and other documents.  Each party hereto (i) certifies that neither of their respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Debenture by, among other things, the mutual waivers and certifications herein.

SECTION 6.8 Headings.  The headings of the Articles and Sections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

SECTION 6.9 Payment Dates.  Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

SECTION 6.10 Binding Effect.  Each Holder by accepting this Debenture agrees to be bound by and comply with the terms and provisions of this Debenture.

SECTION 6.11 No Stockholder Rights.  Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

SECTION 6.12 Facsimile Execution.  Facsimile execution of this Debenture shall be deemed original.

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer on the date of this Debenture.

SKINS, INC.

By: ______________________________________

Name: ____________________________________

Title: _____________________________________